Exhibit 10.1

CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of November 1, 2022, is entered into by and among OUSTER, INC., a Delaware corporation (“Borrower”), SENSE PHOTONICS, INC., a Delaware corporation (“Guarantor”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (together with its successors and assigns, in such capacity, the “Agent”).

A. Borrower, Guarantor, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of April 29, 2022, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 5, 2022 (as the same may be further amended, restated, supplemented or otherwise modified from time to time prior to the date of this Agreement, the “Loan Agreement”).

B. Borrower has notified Agent and the Lenders that Borrower has entered or will enter into that certain Agreement and Plan of Merger, dated on or about the date hereof substantially in the form of Exhibit A attached hereto (the “Merger Agreement”), by and among Borrower, Oban Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Borrower (“Merger Sub I”), Oban Merger Sub II LLC, a Delaware limited liability company and wholly owned Subsidiary of Borrower (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), and Velodyne Lidar, Inc., a Delaware corporation (“Target”), in connection with the merger by Merger Sub I with and into the Target (the “First Merger”), followed by the merger of Target with and into Merger Sub II as soon as practicable following the consummation of the First Merger (the “Second Merger”), in each case as set forth in, and pursuant to the terms of, the Merger Agreement. The Merger Agreement, the consummation of the First Merger and the consummation of the Second Merger, collectively, being the “Merger Transaction”.

C. Borrower has requested that Agent and the Lenders consent to the Merger Transaction and make certain other revisions to the Loan Agreement. Although Agent and the Lenders are under no obligation to do so, they have agreed to such requests, subject to the terms and conditions hereof.

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (as amended by this Agreement).

(b) Rules of Construction. The rules of construction in Section 1.3 of the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2 Consent.

(a) Subject to the terms of this Agreement and notwithstanding anything to the contrary in the Loan Agreement and any of the other Loan Documents, including, without limitation, with respect to any requirements or restrictions contained in Section 7.6 (Investments), Section 7.7 (Distributions; Investments), and Section 7.9 (Mergers and Consolidations) of the Loan Agreement, Agent and the Lenders hereby consent to Borrower’s entry into the Merger Agreement and consummation of the Merger Transaction and the Borrower and Merger Subs performing their respective obligations thereunder.

(b) The consent set forth in this Section 2 of this Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed or otherwise construed to (a) be a consent to any amendment, waiver, forbearance or modification of any other term or condition of any Loan Document or any transaction other than the Merger Transaction and as otherwise expressly contemplated by this Agreement; (b) prejudice any right or remedy which Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document; or (c) limit or impair Agent’s or any Lender’s right to demand strict performance of all terms and covenants of the Loan Agreement, as amended hereby, as of any date.

SECTION 3 Amendments to Loan Agreement.

(a) Upon satisfaction of the conditions set forth in Section 4 hereof, the Loan Agreement is hereby amended as follows:

(i) New Definitions. The following definitions are added to Section 1.1 of the Loan Agreement in their proper alphabetical order:

“Second Amendment Effective Date” means November 1, 2022.

“Merger Effective Date” means the Effective Time, as such term is defined in that certain Agreement and Plan of Merger dated on or about the Second Amendment Effective Date, by and among, Borrower, Oban Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Borrow, Oban Merger Sub II LLC, a Delaware limited liability company and wholly owned Subsidiary of Borrower, and Velodyne Lidar, Inc., a Delaware corporation.

(ii) Financial Covenant. Section 7.19 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

7.19 Financial Covenant.

(a) Prior to the Merger Effective Date, commencing with the quarter ending on June 30, 2023 and for each fiscal quarter thereafter which is a Testing Period, Borrower shall achieve T12M Revenue as set forth in Schedule 7.19 as of the last day of such fiscal quarter.

(b) Commencing on the Merger Effective Date and at all times thereafter, (i) the covenant in the foregoing clause (a) shall not apply and (ii) the Borrower shall maintain Cash in Deposit Accounts with respect to which Agent has an Account Control Agreement in an aggregate amount greater than or equal to Sixty Million Dollars ($60,000,000).

(iii) Compliance Certificate. Exhibit E of the Loan Agreement is hereby amended in its entirety and replaced with Exhibit E attached hereto and incorporated herein.

(b) References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder”, or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Agreement. This Agreement shall be a Loan Document.

SECTION 4 Conditions of Effectiveness. The effectiveness of this Agreement (the “Second Amendment Effective Date”) shall be subject to Agent’s receipt of the following documents, in form and substance satisfactory to Agent, or, as applicable, the following conditions being met:

(a) this Agreement, executed by Agent, each Lender, Borrower and Guarantor;

(b) Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 8(d) of this Agreement, and (ii) all other fees, costs and expenses, if any, due and payable as of the date hereof under the Loan Agreement; and

(c) on the Second Amendment Effective Date, immediately after giving effect to the amendment of the Loan Agreement contemplated hereby:

(i) The representations and warranties contained in Section 6 of this Agreement shall be true and correct on and as of the Second Amendment Effective Date as though made on and as of such date; and

(ii) There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 5 Conditions Subsequent.

(a) (I) on or prior to the date which is 30 days after its formation, Merger Sub I and any other Subsidiary (other than an Excluded Subsidiary) shall have delivered a Joinder Agreement to become a Borrower under the Loan Agreement and executed any and all documents necessary to perfect Agent’s security interest in the Collateral, including but not limited to any Control Agreements or have been dissolved or merged into a Borrower and (II) on or prior to the date which is 30 days after the consummation of the Merger, Target and any other Subsidiary (other than an Excluded Subsidiary) shall have delivered a Joinder Agreement to become a Borrower under the Loan Agreement and executed any and all documents necessary to perfect Agent’s security interest in the Collateral, including but not limited to any Control Agreements.

(b) Promptly following the consummation of the Merger, Borrower shall deliver to Agent executed copies of all documents, instruments, and agreements in connection with the Merger.

SECTION 6 Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date, and (a) that no Event of Default has occurred and is continuing; (b) that there has not been and there does not exist a Material Adverse Effect; (c) Lenders have and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Lenders, pursuant to the Loan Documents or otherwise granted to or held by Lenders; (d) the agreements and obligations of Borrower contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (e) the execution, delivery and performance of this Agreement by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues. For the purposes of this Section 6, each reference in Section 5 of the Loan Agreement to “this Agreement,” and the words “hereof”, “herein”, “hereunder”, or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Agreement.

SECTION 7 Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

SECTION 8 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i) Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Agreement shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii) Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3 of the Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement, including without limitation any Term Loan Advances funded on or after the Second Amendment Effective Date, as of the date hereof, and with effect from (and including) the Second Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan Agreement, as amended by this Agreement, and the other Loan Documents, (4) agrees that this Agreement shall be a “Loan Document” under the Loan Agreement, and (5) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii) This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Agreement is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Secured Obligations.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 4 of this Agreement, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

(c) No Reliance. Borrower hereby acknowledges and confirms to Agent and Lenders that Borrower is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d) Costs and Expenses. Borrower agrees to pay to Agent on the date hereof the out-of-pocket costs and expenses of Agent and each Lender party hereto, and the fees and disbursements of counsel to Agent and each Lender party hereto (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered in connection herewith on the date hereof.

(e) Binding Effect. This Agreement binds and is for the benefit of the successors and permitted assigns of each party.

(f) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(g) Complete Agreement; Amendments. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

(h) Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(j) Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

BORROWER:

OUSTER, INC.

Signature:	/s/ Charles Angus Pacala
Print Name:	Charles Angus Pacala
Title:	Chief Executive Officer

GUARANTOR:

SENSE PHOTONICS, INC.

Signature:	/s/ Charles Angus Pacala
Print Name:	Charles Angus Pacala
Title:	Chief Executive Officer

[SIGNATURES CONTINUE ON THE NEXT PAGE]

AGENT:
HERCULES CAPITAL, INC.

By:	/s/ Seth Meyer
Name:	Seth Meyer
Title:	Chief Financial Officer

LENDERS:

HERCULES CAPITAL, INC.

By:	/s/ Seth Meyer
Name:	Seth Meyer
Title:	Chief Financial Officer

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By: Hercules Adviser LLC, its Investment Adviser

By:	/s/ Seth Meyer
Name:	Seth Meyer
Title:	Authorized Signatory